         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             INTERACTIVE GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                  Delaware                                95-2925769
        (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)             Identification Number)

                             5095 Murphy Canyon Road
                           San Diego, California 92123
                                 (619) 560-8525
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)



                             1995 STOCK OPTION PLAN
                                       AND
                             NON-PLAN STOCK OPTIONS
                            (Full title of the plan)


                               Michael D. Reynolds
                             Chief Financial Officer
                             INTERACTIVE GROUP, INC.
                             5095 Murphy Canyon Road
                           San Diego, California 92123
                                 (619) 560-8525
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                              D. Bradley Peck, Esq.
                             Lance W. Bridges, Esq.
                              COOLEY GODWARD CASTRO
                                HUDDLESON & TATUM
                              4365 Executive Drive
                               San Diego, CA 92121
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                          Proposed          Proposed
                                                                          maximum            maximum
                 Title of each class of                 Amount to      offering price       aggregate          Amount of
              securities to be registered             be registered     per share(1)    offering price(1)  registration fee
- ------------------------------------------------------------------------------------------------------------------------------
  Stock Options and Common Stock, $.001 par value        235,000           $4.00-5.13           $1,166,000         $402.07
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to options granted outside of the 1995 Stock Option Plan (the "1995 Plan") and (b) shares issuable under the 1995 Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on August 27, 1996 as reported on the Nasdaq National Market System. The following chart shows the calculation of the registration fee.

- -------------------------------------------------------------------------------------------------------------------------------
                                                                                       Offering Price           Aggregate
                  Type of Shares                           Number of Shares               Per Share          Offering Price
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options granted outside of the 1995 Plan                        35,000                      $4.00               $  140,000
- -------------------------------------------------------------------------------------------------------------------------------
Additional shares of Common Stock issuable
under the 1995 Plan                                            200,000                      $5.13               $1,026,000
- -------------------------------------------------------------------------------------------------------------------------------

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                           NOS. 33-95134 AND 33-99440

         The contents of the Registration Statements on Form S-8 Nos. 33-95134 and 33-99440 filed with the Securities and Exchange Commission on July 31, 1995, and November 3, 1995, respectively, are incorporated by reference herein.


ITEM 8.  EXHIBITS.

Exhibit No.                Description
         4.1               Registrant's Certificate of Incorporation. (1)
         4.2               Registrant's Bylaws. (1)
         4.3               Specimen Stock Certificate. (1)
         5.1               Opinion of Cooley Godward Castro Huddleson & Tatum.
         23.1              Consent of Ernst & Young LLP.
         23.2              Consent of Romito, Tomasetti & Associates, P.C.
         23.3              Consent of Morison Stoneham.
         23.4              Consent of Cooley Godward Castro Huddleson & Tatum.  Reference
                            is made to Exhibit 5.1.
         24.1              Power of Attorney.  Reference is made to page 2.
         99.1              Form of Nonstatutory Stock Option Agreement outside of the 1995
                           Plan.

- -------------
     (1) Filed as an exhibit to the Registration Statement on Form S-1 (No. 33-90816), and incorporated herein by reference.

                                       1.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 28, 1996.

                                  INTERACTIVE GROUP, INC.

                                  By /s/ ROBERT C. VERNON
                                    -------------------------------------------
                                     Robert C. Vernon
                                     Chairman of the Board, President and Chief
                                     Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Reynolds and Robert C. Vernon and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                          Date
/s/ ROBERT C. VERNON                   Chairman of the Board, President and                August 28, 1996
- ----------------------------------     Chief Executive Officer
Robert C. Vernon                       (Principal Executive Officer)

/s/ MICHAEL D. REYNOLDS                Chief Financial Officer and Secretary               August 28, 1996
- ----------------------------------     (Principal Financial and Accounting Officer)
Michael D. Reynolds

/s/ LYNDOL L. COOK                     Director                                            August 28, 1996
- ----------------------------------
Lyndol L. Cook

/s/ MICHAEL H. GAY                     Director                                            August 28, 1996
- ----------------------------------
Michael H. Gay

/s/ MARK HELLINGER                     Director                                            August 28, 1996
- ----------------------------------
Mark Hellinger

/s/ RANDOLPH S. NAYLOR                 Director                                            August 28, 1996
- ----------------------------------
Randolph S. Naylor

                                       2.

                                  EXHIBIT INDEX


EXHIBIT NO.                                                                          DESCRIPTION
  4.1             Registrant's Certificate of Incorporation.                              *
  4.2             Registrant's Bylaws.                                                    *
  4.3             Specimen Stock Certificate                                              *
  5.1             Opinion of Cooley Godward Castro Huddleson & Tatum.
  23.1            Consent of Ernst & Young LLP.
  23.2            Consent of Romito, Tomasetti & Associates, P.C.
  23.3            Consent of Morison Stoneham.
  23.4            Consent of Cooley Godward Castro Huddleson & Tatum.
                  Reference is made to Exhibit 5.1.

  24.1            Power of Attorney.  Reference is made to Page 2.
  99.1            Form of Nonstatutory Stock Option Agreement outside of the 1995 Plan

- -------------
*        Filed as an exhibit to the Registration Statement on Form S-1 (No.
33-90816), and incorporated herein by reference.

                                       3.